SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 27, 2005

REMOTE DYNAMICS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-26140	51-0352879

(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification Number)

1155 Kas Drive, Suite 100, Richardson, Texas 75081
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 301-2000

(Former Name or Former Address, if Changed Since Last Report)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Company Regains Compliance with Nasdaq Marketplace Rule 4310(c)(4)

      On April 27, 2005, Remote Dynamics, Inc. (the “Company”) received written notice from the Nasdaq Listing Qualifications of the Nasdaq Stock Market that the Company had regained compliance with Nasdaq Marketplace Rule 4310(c)(4) as the closing bid price for the Company’s common stock has been at $1.00 per share or greater for at least 10 consecutive business days. Accordingly, the matter regarding the Company’s non-compliance with Marketplace Rule 4310(c)(4) was closed and the Company’s listing on the Nasdaq Small Cap Market was in good standing.

      A copy of the press release, dated April 27, 2005, announcing the Company’s receipt of the letter dated April 27, 2005 from Nasdaq indicating that the Company had regained compliance with Marketplace Rule 4310(c)(4), is attached hereto as Exhibit 99.1. A copy of the letter dated April 27, 2005 from Nasdaq indicating that the Company had regained compliance with Marketplace Rule 4310(c)(4), is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

      (c) Exhibits. The following exhibits are filed with this document:

Exhibit No.	Description

99.1	Press Release dated April 27, 2005 announcing the Company’s receipt of the Nasdaq Letter indicating that the Company had regained compliance with Marketplace Rule 4310(c)(4).

99.2	Letter dated April 27, 2005 from Nasdaq indicating that the Company had regained compliance with Marketplace Rule 4310(c)(4).

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMOTE DYNAMICS, INC.
/s/	J. Raymond Bilbao
J. Raymond Bilbao
Senior Vice President, General Counsel & Secretary

Date: April 28, 2005

Exhibit No.	Description

99.1	Press Release dated April 27, 2005 announcing the Company’s receipt of the Nasdaq Letter indicating that the Company had regained compliance with Marketplace Rule 4310(c)(4).

99.2	Letter dated April 27, 2005 from Nasdaq indicating that the Company had regained compliance with Marketplace Rule 4310(c)(4).